UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2018

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877-424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 24, 2018, Cannabics Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the "Purchase Agreement") with certain institutional and accredited investors (the “Investors”) relating to the offering and sale of an aggregate of 10,000,000 shares (the "Purchased Shares") of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants (the “Warrants” and together with the Purchased Shares and the shares of Common Stock underlying the Warrants, the “Securities”) to purchase up to an aggregate of 5,000,000 shares of the Company’s Common Stock, at a combined price of $0.75 per Purchased Share and Warrant, for aggregate gross proceeds to the Company of $7,500,000 (the “Offering”). The Warrants are immediately exercisable for a period of five years from the date of issuance, have an exercise price of $1.00 per share, provide for cashless exercise in the event there is no effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, contain customary anti-dilution adjustments, and the exercise price of the Warrants is subject to adjustment in the event that the Company issues certain securities at any time while the Warrants are outstanding at an effective price below the exercise price.

The Securities were offered and sold pursuant to a prospectus, dated April 21, 2017, and a prospectus supplement, dated September 24, 2018, in connection with a takedown from the Company's effective shelf registration statement on Form S-3, File No. 333-216845. The Offering closed on September 26, 2018.

The Company intends to use the net proceeds from the sale of the Securities for working capital purposes and capital expenditures. The Company and its officers and directors have agreed, subject to limited exceptions, for a period of 90 days not to sell or otherwise dispose of Common Stock or its equivalents. The Company has granted to the Investors a twelve month participation right in future financing transactions up to an aggregate of 50% of such future financings.

The foregoing is a summary description of certain terms of the Purchase Agreement and Warrants. For a full description of all terms of the Purchase Agreement and Warrants, please refer to the form of the Purchase Agreement and Warrant, each of which is filed herewith as Exhibit 10.1 and 4.1, respectively, to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and Warrant. A copy of the opinion of relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

The Company also entered into a placement agent agreement with A.G.P./Alliance Global Partners (“A.G.P.”), dated September 24, 2018 (the “Placement Agent Agreement”), pursuant to which A.G.P. agreed to serve as exclusive placement agent for the issuance and sale of the shares of Common Stock and Warrants. The Company has agreed to pay A.G.P. an aggregate fee equal to 7% of the gross proceeds received by the Company from the sale of the Purchased Shares and Warrants in the Offering. Pursuant to the Placement Agent Agreement, the Company also agreed to pay to A.G.P. a fee equal to 7% of the cash proceeds received by the Company upon exercise of the Warrants for cash and to grant to A.G.P., or its designees, warrants to purchase up to 5% of the aggregate number of Purchased Shares and shares of Common Stock underlying the Warrants sold in the Offering (each a “Placement Agent Warrant”), for an aggregate of 750,000 shares of Common Stock. The Company also agreed to reimburse A.G.P. for legal fees and other out-of-pocket expenses of up to $60,000. The Placement Agent Agreement has indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants will have an exercise price equal to $0.9375 per share of Common Stock and will be exercisable for a period of three years commencing six months from the closing date of the Offering. The Placement Agent Warrants, and the shares of Common Stock issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The foregoing is a summary description of certain terms of the Placement Agent Agreement and Placement Agent Warrants. For a full description of all terms of the Placement Agent Agreement and Placement Agent Warrants, please refer to the form of the Placement Agent Agreement and Placement Agent Warrant, each of which is filed herewith as Exhibit 10.2 and 4.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Placement Agent Agreement and Placement Agent Warrant.

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Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K regarding the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

The Company's press release announcing the Offering is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Report.

Exhibit
Number	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of David E. Price PC
10.1	Form of Securities Purchase Agreement
10.2	Placement Agent Agreement
23.1	Consent of David E. Price PC(contained in Exhibit 5.1)
99.1	Press Release, dated September 24, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2018

Cannabics Pharmaceuticals Inc.

By: /s/ Eyal Barad
Eyal Barad, Director, CEO